Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262122

PROSPECTUS SUPPLEMENT
(To the Prospectus dated January 21, 2022)

CROWN ELECTROKINETICS CORP.

$5,000,000
COMMON STOCK

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of up to $5,000,000 of shares of common stock, par value $0.001 per share, of Crown Electrokinetics Corp. (the “Company”, “we”, or “us”), from time to time through our sales agent, A.G.P./Alliance Global Partners (“A.G.P.” or the “Sales Agent”). These sales, if any, will be made pursuant to the terms of the Sales Agreement (the “Sales Agreement”), by and between the Company and the Sales Agent.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “CRKN”. On March 29, 2022, the closing sale price of our common stock on Nasdaq was $1.70 per share.

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Sales Agent is not required to sell any specific number or dollar amount of securities. Instead, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to 3.0% of the gross sales price from sales of shares under this offering. We will use the net proceeds from any sales under this prospectus supplement as described under “Use of Proceeds”. The amount of proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

As of March 30, 2022, the aggregate market value of our voting and non-voting common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 was $35,265,737, which was calculated based upon 12,330,677 shares of our common stock outstanding held by non-affiliates and at a price of $2.86 per share, the closing price of our common stock on February 8, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-7 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is March 30, 2022

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information.

In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information”. These documents contain information you should carefully consider when deciding whether to invest in our common stock. Neither we nor the Sales Agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance of, any other information that others may provide to you. We are not making offers to sell or solicitations to buy the securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus supplement or any prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus supplement or any prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus supplement and the accompanying prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement and the accompanying prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

Unless the context otherwise requires, references in this prospectus supplement to “we”, “us”, “our”, or the “Company”, refer to Crown Electrokinetics Corp., a Delaware corporation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference herein. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Transition Report on Form 10-KT for the fiscal year ended December 31, 2021.

Our Company

Business Overview

Crown Electrokinetics Corp. (“Crown” or the “Company”) develops and sells optical switching film that can be embedded between sheets of glass or applied to the surface of glass, or other rigid substrates such as acrylic, to electronically control opacity (“DynamicTint™”). Originally developed by Hewlett-Packard (“HP”), our technology allows a transition between clear and dark in seconds and can be applied to a wide array of windows, including commercial buildings, automotive sunroofs, and residential skylights and windows. At the core of Crown’s proprietary and patent-protected technology is a thin film that is powered by electrically charged pigment which can reduce heat gain replacing common window tints but also providing a more sustainable alternative to blinds and other traditional window treatments.

Electrokinetic Film Technology

Crown’s electrokinetic (EK) technology was derived from proprietary ink and microfluidic technology developed at HP. Electrokinetic refers to the movement of particles within a fluid under the influence of an electric field. Our EK film technology utilizes nanometer-sized pigment particles that are electrically charged and suspended in a liquid that is sandwiched between two clear substrates that are coated with a transparent conductor oxide (TCO) film. Figure 1. In a non-energized state, the suspended pigment particles are distributed uniformly between the plastic films, and will absorb, transmit, or reflect light depending on the properties of the suspended pigment (dark state). When the proper electrical signal is applied to the conductive TCO layers, an electrical field is created, and the charged pigment particles collect in micro-embossed holes in a layer of polymer resin covering the transparent conductor surface. As the charged pigment particles are collected, the fluid becomes highly transparent (clear state). By applying a different electrical signal, the pigment can be dispersed back into the fluid to achieve the desired color density or opaqueness.

Highlights

•        Clear Polyethylene Terephthalate (PET) Substrates — Same material as window tinting films.

•        Transparent Conductor on PET — Indium Tin Oxide (ITO) — same as most touch screens.

•        Electronic Ink — Nanoparticles suspended in a fluid which absorb light.

•        Energy Source — Nanoparticles are controlled through DC low voltage applied to the ITO conductor material which is powered by a lithium-ion battery that is charged with a solar cell strip, no hard-wiring necessary.

Our plastic films are manufactured using industry standard roll-to-roll (R2R) processing equipment. The Company believes its R2R processing will have an inherently lower manufacturing cost compared to sheet-based processing methods used for other smart window technologies like electrochromic glass. There are three basic steps to making our film using R2R equipment.

1)      Deposition: R2R TCO deposition on clear polyethylene terephthalate (PET) plastic film using vacuum sputtering of indium-tin oxide (ITO). The ITO on PET film can be provided by a number of suppliers. Millions of square feet of ITO on PET are currently provided for nearly all capacitance-based display touch screens.

2)      Embossing: R2R embossing of UV-curable resin in a proprietary and patent protected 3-D pattern for ink pigment control and containment on one of the two plastic films. An example of the embossed pattern is shown in Figure 2. The R2R embossing process can be completed by various plastic film companies. Crown has the capability to accomplish the coating and embossing steps within its current facility in addition to working with manufacturing partners.

3)      Lamination: The final R2R process laminates the two layers of PET together with the proprietary and patent protected pigment-containing fluid contained by the wall structure shown by the white areas in Figure 2. The wall area has adhesion to the upper layer of PET with ITO film thereby sealing the fluid between the two plastic layers. The fluid contains nanometer-sized pigment particles that are charged electrically and suspended in the fluid.

We believe that DynamicTintTM has the following distinct advantages over existing optical electronic film technologies:

•        Neutral Color — Pigment is designed to be color neutral and will not affect the hue of what is viewed through the window in any clear, dark or tinted state.

•        Speed — Transition time is typically a few seconds.

•        Affordability — Roll-to-Roll film manufacturing using relatively inexpensive materials.

•        Low Energy Requirements — Film is low voltage and can be powered with a small battery charged by a solar cell strip or wired to an existing electrical infrastructure including a LAN line.

•        Retro-Fit — Film can be applied in a Smart Window Insert (“Inserts”), which can be placed within existing window frames, eliminating the needs for both window treatments or to replace single pane windows with dual pane windows.

•        Sustainable — Reduces energy used to heat or cool a room via HVAC systems and can use renewable energy to transition the film.

•        Lease vs Purchase — Creative and flexible financing allows for customers to lease Inserts on a long-term basis and avoid large capital expenditures.

Smart Window Insert powered by DynamicTintTM

Crown’s first product will be the Smart Window Insert powered by DynamicTintTM which is specifically designed for retrofitting in the domestic and international commercial real estate install base. Our DynamicTintTM can be laminated to other surfaces like heat-treated glass or acrylic and the laminated sheet can be assembled in Smart Window Inserts that can be placed into the interior side of the window frame providing the dynamic tinting capability as well as additional insulation and sound proofing to the existing windows (Figure 3).

Exterior View
Component Stack
Interior View

Figure 3. Smart Window Insert with EK Film

The Insert is a custom-sized panel comprised of a rigid substrate (thin glass or acrylic) with a silicon compliant edge seal that allows for the insert to securely fit into the interior side of the window frame.

Some of the Insert’s features include:

•        Solar-powered — eliminating the need to hardwire it into the building’s electrical system

•        Wirelessly enabled — facilitating communication with all the other installed inserts and integration with the building’s management software system

•        Sensor equipped — enabling the Insert to auto-sense the intensity of exterior light and interior ambient light

•        Software enabled — can be managed via programmed macros, dynamically managed by the building, or user-controlled within an office

•        Data collection — allowing optimization of the Inserts/curtain wall energy performance

We believe Crown’s Smart Window Inserts can be easily installed into commercial buildings, residential windows, skylights, and windows within garage doors. In commercial buildings, our Smart Window Inserts can be used to convert existing single pane windows into dual pane windows. Crown believes that there is a significant opportunity to provide Smart Window Inserts to commercial building owners who are looking to eliminate window blinds, gain energy efficiency, and reduce carbon emissions.

Corporate Information

Crown’s primary business location is the R&D and Manufacturing facility located at 1110 NE Circle Blvd., Corvallis, OR 97330. Crown also has an office located at 11601 Wilshire Blvd., Suite 2240, Los Angeles, CA 90025. Our telephone number is +1 (800) 674-3612 and our Internet website address is www.crownek.com. Crown was incorporated in the State of Delaware on April 20, 2015.

The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of the Securities That May Be Offered”.

Issuer	Crown Electrokinetics Corp., a Delaware corporation.
Common stock to be offered by this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $5,000,000.
Manner of offering	“At the market offering” that may be made from time to time through the Sales Agent. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement.
Risk factors

An investment in our common stock involves substantial risks. You should read carefully the risks discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the risk factors incorporated by reference from our filings with the SEC.

Use of proceeds

We intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, general working capital. See “Use of Proceeds” beginning on page S-9 of this prospectus supplement.

Nasdaq symbol of common stock	CRKN
Transfer agent and Registrar	VStock Transfer, LLC

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompany prospectus, and any documents we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompany prospectus and any documents we incorporate by reference other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement and the accompanying prospectus, whether as a result of any new information, future events or otherwise.

You should read this prospectus supplement and the accompanying prospectus, and any documents we incorporate by reference, with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions described under Item 1A, “Risk Factors”, in our Transition Report on Form 10-KT for the fiscal year ended December 31, 2021, which risk factors are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described in our Transition Report on Form 10-KT for the fiscal year ended December 31, 2021 are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

You will experience dilution as a result of this offering and may experience additional dilution in the future.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of warrants and options outstanding. If the holders of these securities exercise them or become vested in them, as applicable, you may incur further dilution.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will be relying on the judgment of our management regarding the application of these proceeds. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, or our management might not apply the net proceeds from this offering in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $5,000,000 of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

The amount of proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent.

We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, general working capital. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you purchase shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. The net tangible book value of our common stock on December 31, 2021 was approximately $7.2 million, or approximately $0.50 per share of common stock based on 14,530,126 shares outstanding. Tangible book value per share is defined as book value per share less goodwill and other intangible assets, divided by the total number of common shares at the end of each period. The most directly comparable GAAP financial measure is book value per share. We had intangible assets of $1.8 million, but no goodwill as of December 31, 2021. Book value per share was $0.62 per share as of December 31, 2021.

After giving effect to the sale of the common stock pursuant to this prospectus supplement in the aggregate amount of approximately $5 million, assuming the sale of all of the shares offered hereunder at an assumed offering price of $1.70 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 29, 2022, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of December 31, 2021 would have been approximately $13.8 million, or $0.69 per share of common stock. This represents an immediate increase in net tangible book value of $0.19 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.01 per share to new investors, or approximately 59.4% of the assumed public offering price of $1.70 per share.

The following table illustrates this per share dilution:

Assumed public offering price per share		$1.70
Tangible book value per share of common stock as of December 31, 2021	$0.50
Increase in tangible book value per share attributable to this offering	$0.19
As-adjusted tangible book value per share after this offering		$0.69
Dilution per share of common stock to new investors purchasing in this offering		$1.01

Each $1.00 increase (decrease) in the assumed public offering price of $1.70 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on March 29, 2022) would increase (decrease) our as adjusted total shareholders’ equity and total capitalization by approximately $2.9 million, assuming no change to the dollar value of shares of common stock being offered hereby set forth on the cover page of this prospectus supplement, and after deducting underwriting discounts and estimated offering expenses payable by us.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with A.G.P. dated March 30, 2022. Under the terms of the Sales Agreement, we may offer and sell up to $5,000,000 of shares of our common stock from time to time through the Sales Agent. Sales of shares of our common stock, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock.

We will pay the Sales Agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to 3.0% of the gross sales price from sales of shares under this offering. The Sales Agent may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Sales Agent and/or purchasers of shares of common stock for whom it may act as agent or to whom it may sell as principal. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agent under the Sales Agreement, will be approximately
$50,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the Sales Agreement; and (2) the termination of the Sales Agreement as permitted therein.

The Sales Agent and/or its affiliates may in the future perform various financial advisory and commercial and investment banking services for us and our affiliates, for which they may in the future receive customary compensation and expense reimbursement. Affiliates of the Sales Agent may be lenders or agents under our various credit facilities in the future, and affiliates of the Sales Agent may hold our securities. The Sales Agent and/or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments related to our securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Pryor Cashman LLP, New York, New York. A.G.P. is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

Our balance sheets as of December 31, 2021 and March 31, 2021, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, which as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement and accompanying base prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

•        our Transition Report on Form 10-KT for the fiscal year ended December 31, 2021 filed with the SEC on March 30, 2022;

•        our Current Report on Form 8-K, filed with the SEC on March 28, 2022; and

•        the description of our common stock contained in the registration statement on Form 8-A, dated January 22, 2021, File No. 001-39924, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

11601 Wilshire Blvd., Suite 2240
Los Angeles, California 90025
Attn: Joel Krutz, Chief Financial Officer
(800) 674-3612

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

Crown Electrokinetics Corp.

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

Up to 2,000,000 Shares of Common Stock Offering by the Selling Stockholder

We may offer from time to time shares of our common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

The selling stockholder named in this prospectus may also offer up to 2,000,000 shares of our common stock from time to time in connection with one or more offerings, at prices and on terms that will be determined in such offerings. We will not receive any proceeds from the sale of any securities by the selling stockholder.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. In the case of an offering by the selling stockholder, information about the selling stockholder, including the relationship between the selling stockholder and us, will also be included in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

The aggregate market value of our outstanding common stock held by non-affiliates is $ 49,066,408 based on 14,530,126 shares of outstanding common stock, of which 2,232,781 are held by affiliates, and a per share price of $3.99 based on the closing sale price of our common stock on December 31, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in securities involves certain risks. See “Risk Factors” beginning on page 13 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2022

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we and/or the selling stockholder to be named in a prospectus supplement to this prospectus may, from time to time, offer and sell shares of our common stock; and we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides certain general information about the securities that we and/or the selling stockholder may offer hereunder. Each time we and/or the selling stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

•        the number and type of securities that we propose to sell;

•        the public offering price;

•        the names of any underwriters, agents or dealers through or to which the securities will be sold;

•        any compensation of those underwriters, agents or dealers;

•        any additional risk factors applicable to the securities or our business and operations; and

•        any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires, the terms “the Company,” “Crown,” “we,” “us,” and “our” in this prospectus each refer to Crown Electrokinetics Corp.

ii

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

iii

THE COMPANY

Overview

Crown Electrokinetics Corp. (“Crown” or the “Company”) develops and sells optical switching film that can be embedded between sheets of glass or applied to the surface of glass, or other rigid substrates such as acrylic, to electronically control opacity (“DynamicTint™”). Originally developed by Hewlett-Packard (“HP”), our technology allows a transition between clear and dark in seconds and can be applied to a wide array of windows, including commercial buildings, automotive sunroofs, and residential skylights and windows. At the core of Crown’s proprietary and patent-protected technology is a thin film that is powered by electrically charged pigment which can reduce heat gain replacing common window tints but also providing a more sustainable alternative to blinds and other traditional window treatments.

Electrokinetic Film Technology

Crown’s electrokinetic (EK) technology was derived from proprietary ink and microfluidic technology developed at HP. Electrokinetic refers to the movement of particles within a fluid under the influence of an electric field. Our EK film technology utilizes nanometer-sized pigment particles that are electrically charged and suspended in a liquid that is sandwiched between two clear substrates that are coated with a transparent conductor oxide (TCO) film. Figure 1. In a non-energized state, the suspended pigment particles are distributed uniformly between the plastic films, and will absorb, transmit, or reflect light depending on the properties of the suspended pigment (dark state). When the proper electrical signal is applied to the conductive TCO layers, an electrical field is created, and the charged pigment particles collect in micro-embossed holes in a layer of polymer resin covering the transparent conductor surface. As the charged pigment particles are collected, the fluid becomes highly transparent (clear state). By applying a different electrical signal, the pigment can be dispersed back into the fluid to achieve the desired color density or opaqueness.

Highlights

•        Clear Polyethylene Terephthalate (PET) Substrates — Same material as window tinting films.

•        Transparent Conductor on PET — Indium Tin Oxide (ITO) — same as most touch screens.

•        Electronic Ink — Nanoparticles suspended in a fluid which absorb light.

•        Energy Source — Nanoparticles are controlled through DC low voltage applied to the ITO conductor material which is powered by a lithium-ion battery that is charged with a solar cell strip, no hard-wiring necessary.

Our plastic films are manufactured using industry standard roll-to-roll (R2R) processing equipment. The Company believes its R2R processing will have an inherently lower manufacturing cost compared to sheet-based processing methods used for other smart window technologies like electrochromic glass. There are three basic steps to making our film using R2R equipment.

1)      Deposition: R2R TCO deposition on clear polyethylene terephthalate (PET) plastic film using vacuum sputtering of indium-tin oxide (ITO). The ITO on PET film can be provided by a number of suppliers. Millions of square feet of ITO on PET are currently provided for nearly all capacitance-based display touch screens.

2)      Embossing: R2R embossing of UV-curable resin in a proprietary and patent protected 3-D pattern for ink pigment control and containment on one of the two plastic films. An example of the embossed pattern is shown in Figure 2. The R2R embossing process can be completed by various plastic film companies. Crown has the capability to accomplish the coating and embossing steps within its current facility in addition to working with manufacturing partners.

3)      Lamination: The final R2R process laminates the two layers of PET together with the proprietary and patent protected pigment-containing fluid contained by the wall structure shown by the white areas in Figure 2. The wall area has adhesion to the upper layer of PET with ITO film thereby sealing the fluid between the two plastic layers. The fluid contains nanometer-sized pigment particles that are charged electrically and suspended in the fluid.

We believe that DynamicTintTM has the following distinct advantages over existing optical electronic film technologies:

•        Neutral Color — Pigment is designed to be color neutral and will not affect the hue of what is viewed through the window in any clear, dark or tinted state.

•        Speed — Transition time is typically a few seconds.

•        Affordability — Roll-to-Roll film manufacturing using relatively inexpensive materials.

•        Low Energy Requirements — Film is low voltage and can be powered with a small battery charged by a solar cell strip or wired to an existing electrical infrastructure including a LAN line.

•        Retro-Fit — Film can be applied in a Smart Window Insert (“Inserts”), which can be placed within existing window frames, eliminating the needs for both window treatments or to replace single pane windows with dual pane windows.

•        Sustainable — Reduces energy used to heat or cool a room via HVAC systems and can use renewable energy to transition the film.

•        Lease vs Purchase — Creative and flexible financing allows for customers to lease Inserts on a long-term basis and avoid large capital expenditures.

Smart Window Insert powered by DynamicTintTM

Crown’s first product will be the Smart Window Insert powered by DynamicTintTM which is specifically designed for retrofitting in the domestic and international commercial real estate install base. Our DynamicTintTM can be laminated to other surfaces like heat-treated glass or acrylic and the laminated sheet can be assembled in Smart Window Inserts that can be placed into the interior side of the window frame providing the dynamic tinting capability as well as additional insulation and sound proofing to the existing windows (Figure 3).

The Insert is a custom-sized panel comprised of a rigid substrate (thin glass or acrylic) with a silicon compliant edge seal that allows for the insert to securely fit into the interior side of the window frame.

Some of the Insert’s features include:

•        Solar-powered — eliminating the need to hardwire it into the building’s electrical system

•        Wirelessly enabled — facilitating communication with all the other installed inserts and integration with the building’s management software system

•        Sensor equipped — enabling the Insert to auto-sense the intensity of exterior light and interior ambient light

•        Software enabled — can be managed via programmed macros, dynamically managed by the building, or user-controlled within an office

•        Data collection — allowing optimization of the Inserts/curtain wall energy performance

We believe Crown’s Smart Window Inserts can be easily installed into commercial buildings, residential windows, skylights, and windows within garage doors. In commercial buildings, our Smart Window Inserts can be used to convert existing single pane windows into dual pane windows. Crown believes that there is a significant opportunity to provide Smart Window Inserts to commercial building owners who are looking to eliminate window blinds, gain energy efficiency, and reduce carbon emissions.

Sustainability

Crown is aware that working towards building a sustainable future is a common goal shared by many. Companies such as Walmart, Amazon and Apple are now publishing their sustainability pledges, and we are seeing a trend of pledging to make their workplaces more environmentally friendly.

Crown’s patented technology provides a solution that helps address many sustainability issues such as:

•        Reducing waste — as opposed to replacing single pane window units with newly manufactured dual pane windows, Crown allows building owners to install our retrofit Smart Window Insert into existing single pane window frames thereby creating a dual pane window;

•        Reducing energy — Crown’s Insert reduces HVAC energy consumption by reducing the need for constantly cooling and heating a room, reducing the customers carbon emissions. Initial field testing suggests HVAC energy savings of up to 26% could potentially result from the installation of Smart Window Inserts. According to FacilitiesNet (https://www.facilitiesnet.com/windowsexteriorwalls/article/Smart-Window-Benefit-Energy-Savings-Reduced-Glare--17280), the ability to control the amount of heat entering a building reduces the heat load of the building which in turn reduces your HVAC usage.;

•        Using renewable energy — Crown’s Smart Window Insert is low voltage and low wattage and can be powered by a solar strip that captures the sun’s energy and is integrated into the Insert itself thereby eliminating the need to hardwire the Insert to the home or building’s electrical system.

Another benefit of DynamicTint is being able to optimize daylight usage, thereby reducing the usage of lights. A study done by Project Drawdown (https://www.drawdown.org/solutions/dynamic-glass) projected that if 30-50% of commercial building spaces install dynamic glass, the potential climate-weighted energy efficiency from cooling is estimated at 9% and lighting at 9% — depending on local climate, building location and window orientation. This can result in 0.3-0.5 gigatons of emissions reductions from decreased energy use.

At Crown, we are committed to building a product that can be self-sufficient and does not require an additional power source or hard wiring into the electrical system of a residential home or commercial building. This ensures that as we reduce a building’s energy consumption, we are not adding to it and are working towards being carbon neutral.

Intellectual Property

On January 31, 2016, we entered into an IP agreement with HP to acquire a research license to determine the feasibility of incorporating HP’s electrokinetic display technology in our products. On February 4, 2021, Crown and HP entered into a fourth amendment to the agreement. Pursuant to such amendment, among other items, the parties agreed to amend the list of patent and patent applications, which includes two additional patents (the “HP Patents”) that are assignable to the Company by HP upon the exercise of the Company’s option to acquire the HP Patents (the “Option”). In connection with the Company’s exercise of the Option, the Company paid HP an aggregate amount equal to One Million Five Hundred Fifty Thousand Dollars ($1,550,000) on February 9, 2021. From the date of the exercise of the Option until January 1, 2030, the Company agreed to pay to HP a royalty fee based on the cumulative gross revenue received by the Company from the HP Patents as follows:

Time Window	Lifetime Cumulative Gross Revenue	Royalty Rate
Prior to December 31, 2029	Less than $70,000,000	0.00%
	$70,000,000 – $500,000,000	1.25%
	$500,000,000 and beyond	1.00%
January 1, 2030 onward		0.00%

In addition, the Company has current patent applications in the United States and other countries that if granted, would add three additional patents to its portfolio. The Company’s United States patents expire at various dates from March 26, 2028 through March 10, 2036.

On July 23, 2021, the Company entered into a Patent Assignment Agreement with International Business Machines Corporation to acquire an ownership interest in ten patents.

The Company believes that its EK technology is adequately protected by its patent position and by its proprietary technological know-how. However, the validity of the Company’s patents has never been contested in any litigation. The Company also possesses know-how and relies on trade secrets and nondisclosure agreements to protect its technology. The Company requires any employee, consultant, or licensee having access to its confidential information to execute an agreement whereby such person agrees to keep such information confidential.

Crown-Owned Patents

Application No.	Country	Filing Date	Publication No.	Status	Title
16/259,078	USA	28-Jan-19	11174328	Issued	REFRACTIVE INDEX MATCHED RESIN FOR ELECTROPHORETIC DISPLAYS AND OTHER APPLICATIONS
201980018649.7	China	28-Jan-19	CN111918894A	Pending	REFRACTIVE INDEX MATCHED RESIN FOR ELECTROPHORETIC DISPLAYS AND OTHER APPLICATIONS
19704995	Eur	28-Jan-19	3752867	Pending	REFRACTIVE INDEX MATCHED RESIN FOR ELECTROPHORETIC DISPLAYS AND OTHER APPLICATIONS
2020-566194	Japan	28-Jan-19	JP 2021514422A	Pending	REFRACTIVE INDEX MATCHED RESIN FOR ELECTROPHORETIC DISPLAYS AND OTHER APPLICATIONS
10-2020-7024977	Korea	28-Jan-19	KR 20200122333A	Pending	REFRACTIVE INDEX MATCHED RESIN FOR ELECTROPHORETIC DISPLAYS AND OTHER APPLICATIONS
PCT/US2019/015464	WO	28-Jan-19	WO 2019/160675	Expired	REFRACTIVE INDEX MATCHED RESIN FOR ELECTROPHORETIC DISPLAYS AND OTHER APPLICATIONS
62/631,623	USA	16-Feb-18		Expired	REFRACTIVE INDEX MATCHED RESIN FOR ELECTROPHORETIC DISPLAYS AND OTHER APPLICATIONS
16/741,622	USA	13-Jan-20	2020-0225552	Pending	APPLICATIONS OF AN ELECTROKINETIC DEVICE FOR AN IMAGING SYSTEM
PCT/US2020/013396	WO	13-Jan-20	WO2020/150166	Pending	APPLICATIONS OF AN ELECTROKINETIC DEVICE FOR AN IMAGING SYSTEM
62/793,250	USA	16-Jan-19		Expired	APPLICATIONS OF AN ELECTROKINETIC DEVICE FOR AN IMAGING SYSTEM
20741846.8	EPO	23-Jun-21		Pending	APPLICATIONS OF AN ELECTROKINETIC DEVICE FOR AN IMAGING SYSTEM
202080008471.0	CN	8-Jul-21		Pending	APPLICATIONS OF AN ELECTROKINETIC DEVICE FOR AN IMAGING SYSTEM

Application No.	Country	Filing Date	Publication No.	Status	Title
10-2021-7020967	Korea	5-Jul-21		Pending	APPLICATIONS OF AN ELECTROKINETIC DEVICE FOR AN IMAGING SYSTEM
2021-540869	JP	15-Jul-21		Pending	APPLICATIONS OF AN ELECTROKINETIC DEVICE FOR AN IMAGING SYSTEM
15/204,505	USA	7-Jul-16	10377909	Issued	INKS INCLUDING SEGMENT COPOLYMER GRAFTED PIGMENTS VIA AZIDE CHEMISTRY
12/951,348	USA	22-Nov-10	8179590	Issued	ELECTRO-OPTICAL DISPLAY
12/865,255	USA	29-Jul-10	8054535	Issued	ELECTROPHORETIC DISPLAY DEVICE
15/552,924*	USA	23-Aug-17	10852615	Issued	TWO PARTICLE ELECTROPHORETIC LAMINATE FOR USE WITH SMART WINDOWS WITH REDUCED DIFFRACTION
15823847.7*	EPO	2-Dec-15	3256903	Issued	TWO PARTICLE ELECTROPHORETIC LAMINATE FOR USE WITH SMART WINDOWS
15810715.1*	EPO	2-Dec-15	3250962	Issued	TWO PARTICLE ELECTROPHORETIC LAMINATE FOR USE WITH SMART WINDOWS WITH REDUCED DIFFRACTION
15/552,974*	USA	23-Aug-17	10656493	Issued	TWO PARTICLE ELECTROPHORETIC LAMINATE FOR USE WITH SMART WINDOWS
17/106,646*	USA	30-Nov-20	2021-0108463	Pending	TWO PARTICLE ELECTROPHORETIC LAMINATE FOR USE WITH SMART WINDOWS WITH REDUCED DIFFRACTION
PCT/US2015/063365*	WO	2-Dec-15	WO2016/089957	Expired	TWO PARTICLE ELECTROPHORETIC LAMINATE FOR USE WITH SMART WINDOWS
PCT/US2015/063390*	WO	2-Dec-15	WO2016/089974	Expired	TWO PARTICLE ELECTROPHORETIC LAMINATE FOR USE WITH SMART WINDOWS WITH REDUCED DIFFRACTION
14/574868	USA	18-Dec-14	9567995	Expired	WINDOW OPACITY ATTENUATION USING MICROFLUIDIC CHANNELS -- note: Patent expired prior to transfer (client contemplating reinstatement of patent) --

Application No.	Country	Filing Date	Publication No.	Status	Title
14/828559	USA	18-Aug-15	9816501	Issued	WINDOW OPACITY ATTENUATION USING MICROFLUIDIC CHANNELS
15/916917	USA	9-Mar-18	10926859	Issued	SMART WINDOW ACTIVATION TO PREVENT LASER DISTURBANCE
15/975996	USA	10-May-18	10935818	Issued	EVENT-BASED, AUTOMATED CONTROL OF VISUAL LIGHT TRANSMISSION THROUGH VEHICLE WINDOW
15/335325	USA	26-Oct-16	10106018	Issued	AUTOMATED WINDSHIELD GLARE ELIMINATION ASSISTANT
15/255388	USA	2-Sep-16	10144275	Issued	ENVIRONMENTAL CONTROL IN VEHICLES
2017048.6	GB	2-May-19	2586760	Issued	EVENT-BASED, AUTOMATED CONTROL OF VISUAL LIGHT TRANSMISSION THROUGH VEHICLE WINDOW
201980021319.3	CN	2-May-19	CN111936331A	Pending	EVENT-BASED, AUTOMATED CONTROL OF VISUAL LIGHT TRANSMISSION THROUGH VEHICLE WINDOW
112019000749.1	DE	2-May-19	112019000749	Pending	EVENT-BASED, AUTOMATED CONTROL OF VISUAL LIGHT TRANSMISSION THROUGH VEHICLE WINDOW
2020-560315	JP	2-May-19		Pending	EVENT-BASED, AUTOMATED CONTROL OF VISUAL LIGHT TRANSMISSION THROUGH VEHICLE WINDOW
IB2019/053578**	PCT	2-May-19	WO2019/215544	Expired	EVENT-BASED, AUTOMATED CONTROL OF VISUAL LIGHT TRANSMISSION THROUGH VEHICLE WINDOW
17/498,702	USA	11-Oct-21	2586760	Pending	REFRACTIVE INDEX MATCHED RESIN FOR ELECTROPHORETIC DISPLAYS AND OTHER APPLICATIONS
2017048.6	GB	2-May-19	CN111936331A	Issued	EVENT-BASED, AUTOMATED CONTROL OF VISUAL LIGHT TRANSMISSION THROUGH VEHICLE WINDOW

____________

*        Co-owned with University of Cincinnati

**      Inactive

In-Licensed Patents

Patent No.	Country	Patent Date	Status	Title
8,183,757	USA	May 22, 2012	Issued	DISPLAY ELEMENT
8,184,357	USA	May 22, 2012	Issued	DISPLAY ELEMENT
8,331,014	USA	December 11, 2012	Issued	PIGMENT-BASED INKS
8,384,659	USA	February 26, 2013	Issued	DISPLAY ELEMENT INCLUDING ELECTRODES AND A FLUID WITH COLORANT PARTICLES
8,432,598	USA	April 30, 2013	Issued	TRANSPARENT CONDUCTOR STRUCTURE
8,896,906	USA	November 25, 2014	Issued	INKS INCLUDING BLOCK COPOLYMER GRAFTED PIGMENTS VIA AZIDE CHEMISTRY
8,018,642	USA	September 13, 2011	Issued	ELECTRO-OPTICAL DISPLAY

Business Model

We intend to develop and sell our patented EK Technology under the name DynamicTint™. We intend to generate revenue by selling, and in some cases leasing, DynamicTint™ film or Smart Window Inserts powered by DynamicTint™ to our customers.

Crown’s first product will be the Smart Window Insert powered by DynamicTint™ for retrofitting in commercial buildings. Crown’s commercial building Smart Window Inserts will allow the building owner to quickly convert its single pane window units to a dual pane window unit. Crown’s inserts will act as the “second pane” and will allow the building owner to enjoy all the benefits of a dual pane window without having to replace their existing single pane windows.

Crowns’ customers will be able to buy and own their Smart Window Inserts but also, at some stage, have the option to enter long-term leases of the Inserts with Crown.

Additional applications we are exploring with potential customers of Crown’s DynamicTintTM include:

•        Commercial and multi-family buildings: new construction.

•        Residential homes: residential windows, garage door windows, windows contained in and surrounding residential front doors as well as residential skylights.

•        Automotive: sunroofs and sun visors.

Partners and Customers

On December 27, 2021, Crown executed a Master Supply Agreement (the “HPP MSA”) with Hudson Pacific Properties L.P. for the installation of Crown’s energy saving Smart Window Inserts in several office properties across its West Coast portfolio. The HPP MSA provides the master terms and conditions under which purchase orders will be executed for Crown to supply units to retrofit windows at certain locations.

Prior to this, on September 27, 2021, Crown had entered into a Master Supply Agreement with MetroSpaces Inc., Crown’s first commercial customer, install its Smart Window Inserts in MetroSpaces’ 70,000 square-foot Houston, Texas office building.

In the future, Crown and both of these customers may enter into multiple specific transactions by executing purchase orders for additional buildings.

Additionally, discussions with multiple other building owners to buy Crown Smart Window Inserts are progressing as the regulatory and consumer pressure to reduce the level of energy consumption and carbon emissions, continues to build.

Crown will pursue multiple paths to having its film manufactured which may include contracting manufacturing through third parties and developing its own manufacturing capabilities, or a hybrid of both. Crown is developing its manufacturing capabilities to meet anticipated demand for the Smart Window Insert through a combination of in-house tooling at both its Oregon facilities located in Corvallis for film production, and Salem for Smart Window Insert manufacture and assembly, as well as via contract manufacturing partnerships which are currently being negotiated.

Smart Glass Industry Trends

We believe there are favorable converging global trends in the major near-term markets for “smart glass” products. Key factors driving the growth of the smart glass market are the growing demand for smart glass for energy savings for existing commercial and residential buildings. Added to this trend are government mandates and legislation for energy-efficient construction of both commercial and residential buildings. There is a growing opportunity for smart windows in the transportation industry including automobiles, commercial trucks, buses, and passenger rail cars.

In both public and private sectors across the world, there are substantial efforts targeted toward the promotion and use of energy efficient smart glass materials, including those used in automobiles, windows and other architectural glazings.

In September 2020, Markets and Markets issued Smart Glass Market with COVID-19 Impact by Technology (Suspended Particle Display, Electrochromic, Liquid Crystal), Application (Architecture, Transportation, Consumer Electronics), and Geography — Global Forecast to 2025. The smart glass market size is expected to grow from USD 3.8 billion in 2020 to USD 6.8 billion by 2025, at a CAGR of 12.1% during the forecast period. The growth of the smart glass industry is driven by factors, such as the growing adoption of smart glass in automotive application and, declining prices for electrochromic material. Other major driving factors for smart glass adoption include supportive government mandates and legislation on energy efficiency. Governing bodies of various countries are increasingly encouraging the use of these energy-efficient products.

Smart glass has inherent energy-saving and auto-dimming properties, which reduce its maintenance cost. As a result, the perceived benefits of these glass products are more than the incurred investments.

Crown believes that the smart glass industry is in the initial phase of growth and that DynamicTintTM film may have commercial applicability in many products where variable light-control is desired.

Our Technology

DynamicTintTM combines many of the favorable properties of the other smart window technologies. It has fast-switching time and unlike electrochromic (EC) technology, modulation in light level is not area dependent and the film is neutral in color in all settings. Unlike Suspended Particles Devices (SPD) and Polymer Dispersed Liquid Crystal (PDLC) technology, EK film does not need high voltage alternating current to power the film. Because of the low power requirements, EK films can be powered with batteries or combined with small area solar cells, allowing retrofit to existing windows. Furthermore, in the future EK film could be made with other colorants and it is possible with modification to the design to use two colorants in the same film, which has been demonstrated in the recent past under a research project at the University of Cincinnati. Below is a table outlining some of the typical properties of each technology.

Other Smart Glass Technologies

Variable light transmission technologies can be classified into two basic types: “active” technologies that can be controlled electrically by the user either automatically or manually, and “passive” technologies that can only react to ambient environmental conditions such as changes in lighting or temperature. Most of the technologies are “active”. One type that is passive is thermochromic technology where a rise in temperature will darken the film applied to glass.

The Company believes that our DynamicTint has certain performance advantages over other “smart glass” technologies and that pricing and product performance are the two main factors critical to the adoption of smart glass products. Because the non-EK smart glass technologies listed below do not have published, consistent pricing or cost data that can be relied upon, the Company cannot accurately report its price position relative to these other technologies. In terms of product performance, the Company believes that DynamicTint offers numerous advantages over other smart glass technologies as discussed below.

Technology	Can Retrofit	Power Usage	Can Tint to Black	Solar or Battery Powered	Tint Transition Speed	Light Transmission
DynamicTintTM (Electrokinetic)	✓	<0.01W/M2	✓	✓	approx. 2 sec	3.0% – 70% or 0.4% – 50%

Electrochromic (EC)	✕	0.3 –2 W/M2 (30X EK)	✕	✓	5 – 40 min	<1% – 58%

Suspended Polymers in Particles (SPD)[1]	✕	1.1 W/M2 at 100V/50hz (110X EK)	✕	✕	<3 sec	0.8% – 55%

Polymer Dispersed Liquid Crystal (PDLC)	✕	5–20 W/M2 (500X EK)	✕	✕	1 – 3 sec	~80%

____________

Ref. 1: SPD Film — LCF-1103DHA90 Showa Denko Material Co.

Electrochromic Glass

Electrochromic (EC) glass technology has been used as a light absorbing technology for rear view mirrors in automobiles for decades, and more recently for large-scale windows. However, the EC technology developed for windows is based on a different set of materials that are directly deposited on the heat-treated glass panels. All the current EC companies are using tungsten oxide as the main component involved in the color transition from clear to blue. Because of the nature of the chemical transition of the tungsten oxide, the EC film does not absorb as much of the blue light and so remaining light will have a strong blue hue both in the room and looking through the window. The speed of the switching time from dark to light or the reverse change is directly related to the size of the window area and the electrode design which brings electrical current to the EC material to start the chemical transition. EC technology is basically a battery-like material that requires “charging and discharging”. The time to charge/discharge the EC material in a large window can take up to 40 minutes to change form the dark state to the clear state at nominal temperatures. Also, during switching of the EC film, there can be non-uniform areas which can vary in level of tint from center to edge. The larger the area of the window, the more non-uniform during the change of state. Longer switching time can minimize the non-uniform areas. The EC materials are typically vacuum deposited directly on “defect-free” glass. The typical investment required for a large window electrochromic factory can run into the hundreds of millions of dollars, due to the large-scale vacuum equipment required, low particulate cleanroom required, and the relatively slow speed of deposition for all the various layers. Kinestral Technologies is using a chemical liquid deposition technique to replace some of the vacuum deposition steps to lower the capital investment needed for manufacturing.

Suspended Particle Glass (SPD)

SPD is a film that has suspended long and narrow particles in an encapsulated liquid polymer film with layers of ITO on either side to allow generation of an alternating current electrical field to twist the particles from a random state to a near vertical state perpendicular to the ITO plane. In the vertical state light passes through the film and in the random state the light is absorbed by the particles. The color of the film is blue since the particles used in the film do not absorb blue light as well as other colors of sunlight. No other types of particles have been created for this type of device. The film responds quickly to the electrical field, however, requires constant high AC voltage to hold the clear state. The film is manufactured on plastic and uses roll-to-roll (R2R) equipment processing. Also, because the particles are aligned when in the clear state, the film has a limited viewing angle much like older liquid-crystal displays. When viewed at a side angle, the film will appear darker. The current market for SPD has been mainly automobile sunroofs where the viewing angle of the passengers is relatively fixed at nearly perpendicular angle to the SPD film.

Polymer-Dispersed Liquid Crystal (PDLC) Film

PDLC requires an AC electric field like the SPD film described above to achieve a clear state. However, the liquid-crystal based film can only scatter light in the power-off state, therefore, most of the incoming light is transmitted through the film (~80%). Typically, the PDLC film is used for interior windows or doors to create privacy. PDLC has similar manufacturing methods using R2R equipment and plastic film with ITO conductor to the SPD film. The film is available from many Far East manufacturing companies with some able to make ~150 cm width film. The quality of the film can vary based on the manufacturing company. The film was invented at Kent State University in the 1980’s and the patents have expired.

Competition

Several smart glass competitors have an operating history, including:

•        SAGE Electrochromic, Inc., a wholly owned subsidiary of Saint-Gobain, which develops and manufactures electrochromic glass;

•        View Glass [NASDAQ: VIEW] and Kinestral Technologies manufacture electrochromic glass at their purpose-built manufacturing facilities and both are headquartered in California; and

•        Research Frontiers, Inc. [NASDAQ: REFR] licenses an electronically controlled tinted film, utilizing SPD technology, to various companies.

Crown Electrokinetics expects that other competitors will emerge in the future.

Research and Development

Crown has been using a 6” width R2R equipment capable of handling the deposition, embossing and lamination steps of the manufacturing process for its research and development for the past three years. Crown will have its proto-manufacturing roll-to-roll equipment at 12” width available in 2022. Production prototypes for qualification and system testing will be sourced from the 12” equipment in 2022. Crown will utilize the 12” width film for the Smart Window Insert. Larger scale manufacturing is planned at a minimum of 36” width film to address markets including appropriately sized commercial and residential building window inserts, larger format skylights inserts, and many automobile sunroofs. Thereafter, Crown will develop capability to manufacture DynamicTint film of at least 72” width capability. This will allow Crown to address the vast majority of window sizes for most applications.

As a result of the Company’s research and development efforts, the Company believes that its EK technology is now, or with additional development will become, usable in a number of commercial products. Such products may include one or more of the following fields: “smart” windows, doors, skylights and partitions; self-dimmable automotive sunroofs, windows, sun visors, and mirrors.

The Company has devoted most of its financial resources to research and development activities with the goal of producing commercially viable EK products and has developed working samples of its EK technology.

Crown’s main goals in its research and development include:

•        developing wider ranges of light transmission,

•        reducing the voltage required to operate DynamicTint,

•        obtaining data and developing improved materials regarding environmental stability and longevity, and

•        quantifying the degree of energy savings expected by users of the Company’s technology.

•        development of the Smart Window Insert product

Employees

The Company has thirty-one full-time employees and four advisors. Twenty-two of the employees are technical personnel with an additional two active technical consultants, and the rest perform business development, legal, finance, marketing, investor relations, and administrative functions. Crowns employees have extensive industrial experience in leading technology, EV, glass, and ink-based manufacturing companies. The success of the Company is dependent upon, among other things, the services of its senior management, the loss of which could have a material adverse effect upon the prospects of the Company. None of our employees are represented by a labor union or covered by a collective bargaining agreement.

As Crown continues to grow, we will add additional engineering, marketing, and administrative personnel.

Legal Proceedings

From time to time, we are also involved in various other claims and legal actions that arise in the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, we do not believe that the ultimate resolution of these actions will have a material adverse effect on our financial position, results of operations, liquidity or capital resources.

Future litigation may be necessary to defend ourselves and our partners by determining the scope, enforceability, and validity of third-party proprietary rights or to establish the Company’s proprietary rights. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

Our Corporate Information

Crown’s primary business location is the R&D and Manufacturing facility located at 1110 NE Circle Blvd, Corvallis, OR 97330. Crown also has an office located at 11601 Wilshire Blvd Suite 2240 Los Angeles, CA. Our telephone number is +1 (800) 674-3612 and our Internet website address is www.crownek.com. Crown was incorporated in the State of Delaware on April 20, 2015.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our annual report on Form 10-K and quarterly report on Form 10-Q that are incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. In the case of a sale of shares of our common stock by the selling stockholder, we will not receive any proceeds from the sale of our common stock.

SELLING STOCKHOLDER

This prospectus also relates to the possible resale by one of our stockholders of up to an aggregate of 2,000,000 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act) that were previously acquired by such stockholder in connection with our formation and through the selling stockholder’s service as our Chairman and Chief Executive Officer. Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time.

The selling stockholder is Doug Croxall, our Chairman and Chief Executive Officer. The selling stockholder is not an affiliate of any broker-dealer.

The following table, based upon information currently known by us, sets forth as of January 12, 2021: (i) the number of shares of common stock held of record or beneficially by the selling shareholders as of such date (as determined below); and (ii) the number of shares that may be offered under this prospectus by the selling shareholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling shareholders and information filed with the SEC. The selling shareholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares Registered for Sale	Shares of Common Stock Beneficially Owned After Offering(1)	Percent of Outstanding Shares to be Owned After the Offering
Croxall Family Trust	6,257,024	2,000,000	4,257,024	25.1%

____________

(1)      We do not know when or in what amounts the selling stockholder will offer shares for sale, if at all. The selling stockholder may sell any or all of the shares included in and offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholder after completion of this offering. However, for purposes of this table, we have assumed that after completion of this offering, none of the shares included in and covered by this prospectus will be held by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, our bylaws and applicable provisions of the Delaware General Corporation Law or the DGCL.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our certificate of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001, and 50,000,000 shares of preferred stock, par value $0.0001.

DESCRIPTION OF COMMON STOCK

As of September 30, 2021, there were 14,856,480 shares of our common stock issued and outstanding, held by approximately 1,833 stockholders of record.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CRKN.”

Voting, Dividend and Other Rights.    Each outstanding share of common stock entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock have no cumulative voting, preemptive, subscription or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our board of directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on our Board of Directors’ determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Rights Upon Liquidation.    Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting.    The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors. Most amendments to our certificate of incorporation require the vote of the holders of a majority of all outstanding voting shares.

VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598, is the registrar and transfer agent of our common stock.

All issued and outstanding shares of common stock are fully paid and nonassessable. Shares of our common stock that may be offered, from time to time, under this prospectus will be fully paid and nonassessable.

Delaware Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

•        before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•        upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

•        at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds (2/3) of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Presently, we have not opted out of this provision.

DESCRIPTION OF PREFERRED STOCK

As of September 30, 2021, 502,450 shares of preferred stock had been issued or were outstanding.

Our board of directors has the authority to issue up to 50,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Our board of directors previously designated 300 shares of our authorized preferred stock as Series A Preferred Stock (the “Series A Preferred Stock”), 1,500 shares as Series B Preferred Stock (the “Series B Preferred Stock”) and 600,000 shares of Series C Preferred Stock (the “Series C Preferred Stock”). As of September 30, 2021, 251 shares of Series A Preferred Stock, 1,443 shares of Series B Preferred Stock and 500,756 shares of Series C Preferred Stock remain issued and outstanding.

The preferences, rights and terms of the Series A Preferred Stock and Series B Preferred Stock are identical except for the conversion price associated with each. The Series A Preferred Stock and Series B Preferred Stock is convertible at any time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of such Preferred Stock (which is $1,000) by the conversion price. The initial conversion price is $0.43068 for the Series A Preferred Stock and $0.219183 for the Series B Preferred Stock. The initial conversion price shall be adjusted in the event that we (i) pay a stock dividend or otherwise make a distribution or distributions payable in shares of our common stock, (ii) subdivide outstanding shares of our common stock into a larger number of shares, (iii) combine (including by way of a reverse stock split) outstanding shares of our common stock into a small number of shares, or (iv) issue, in the event of a reclassification of shares of our common stock, any shares of our capital stock. If (i) the closing price of our common stock exceeds 300% of the then-current conversion price for five consecutive trading days, (ii) the daily average trading volume during thirty consecutive trading days was in excess of $100,000 per trading day, (iii) our common stock is DWAC eligible and not subject to a “DTC chill” and (iv) the shares of our common stock are freely tradeable pursuant to Rule 144 of the Securities Act, we have the right to require the holders of Series A Preferred Stock and Series B Preferred to convert all remaining shares of such Series A Preferred Stock or Series B Preferred Stock into shares of common stock. Holders of Series A Preferred Stock and Series B Preferred Stock shall have no voting rights. Each outstanding share of Series A Preferred Stock and Series B Preferred Stock entitles the holder, from and after the second anniversary of the issuance date thereof, to quarterly dividends at an annual rate of 8% of the stated value per share of Series A Preferred Stock or Series B Preferred Stock (subject to adjustment), payable in either cash or shares of common stock at our discretion. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive out of our assets an amount equal to the stated value for each share of Series A Preferred Stock or Series B Preferred Stock before any distribution or payment shall be made to the holders of our common stock. Thereafter, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive the same amount that a holder of our common stock is entitled to receive if the shares of Series A Preferred Stock and Series B Preferred Stock were fully converted into shares of our common stock, which amounts are to be paid pari passu with holders of our common stock.

Each share of Series C Preferred Stock will have a stated valued of $1.00 per share. From and after the second anniversary the holders of Series C Preferred Stock shall be entitled to receive quarterly cumulative dividends or distributions at the annual rate of 8% of the stated value per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock). Such dividend shall be paid in cash or at the direction of the Company’s board of directors, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination thereof. All declared but unpaid dividends on shares of Series C Preferred Stock shall increase the stated value of such shares, but when such dividends are actually paid any such increase in the stated value shall be rescinded. The holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-common stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the Company’s common stock or other junior securities. The Series C Preferred Stock has no voting rights. Each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such shares of Series C Preferred Stock by the conversion price. The conversion price for the Series C Preferred Stock shall equal $0.893, subject to adjustment.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

•        the title and stated value;

•        the number of shares we are offering;

•        the liquidation preference per share;

•        the purchase price;

•        the dividend rate, period and payment date and method of calculation for dividends;

•        whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•        the provisions for a sinking fund, if any;

•        the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•        whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•        whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•        voting rights, if any, of the preferred stock;

•        preemptive rights, if any;

•        restrictions on transfer, sale or other assignment, if any;

•        a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•        the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•        any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•        any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•        the title;

•        whether or not such debt securities are guaranteed;

•        the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•        any limit on the amount that may be issued;

•        whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•        the maturity date;

•        the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•        whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•        the terms of the subordination of any series of subordinated debt;

•        the place where payments will be payable;

•        restrictions on transfer, sale or other assignment, if any;

•        our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•        the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•        the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•        any restrictions our ability to:

•        incur additional indebtedness;

•        issue additional securities;

•        create liens;

•        pay dividends and make distributions in respect of our capital stock;

•        redeem capital stock;

•        make investments or other restricted payments;

•        sell or otherwise dispose of assets;

•        enter into sale-leaseback transactions;

•        engage in transactions with stockholders and affiliates; or

•        effect a consolidation or merger;

•        whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•        a discussion of any material United States federal income tax considerations applicable to the debt securities;

•        information describing any book-entry features;

•        provisions for a sinking fund purchase or other analogous fund, if any;

•        the denominations in which we will issue the series of debt securities;

•        the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•        any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•        the offering price and aggregate number of warrants offered;

•        the currency for which the warrants may be purchased;

•        if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•        if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•        in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•        in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•        the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•        the terms of any rights to redeem or call the warrants;

•        any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•        the dates on which the right to exercise the warrants will commence and expire;

•        the manner in which the warrant agreements and warrants may be modified;

•        a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•        the terms of the securities issuable upon exercise of the warrants; and

•        any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•        in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•        in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

•        the title of such rights;

•        the securities for which such rights are exercisable;

•        the exercise price for such rights;

•        the date of determining the security holders entitled to the rights distribution;

•        the number of such rights issued to each security holder;

•        the extent to which such rights are transferable;

•        if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

•        the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•        the conditions to completion of the rights offering;

•        any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•        the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•        if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•        any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or debt securities in any combination. The applicable prospectus supplement will describe:

•        the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•        the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•        a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

•        through agents;

•        to or through underwriters;

•        to or through broker-dealers (acting as agent or principal);

•        in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•        directly to purchasers, through a specific bidding or auction process or otherwise; or

•        through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the selling stockholder, from the purchasers of the securities or from both us and/or the selling stockholder and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•        the name of the selling stockholder and its relationship to us;

•        the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•        the terms of the offering;

•        any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•        any over-allotment option under which any underwriters may purchase additional securities from us; and

•        any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•        transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

•        in the over-the-counter market;

•        in negotiated transactions;

•        under delayed delivery contracts or other contractual commitments; or

•        a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

The selling stockholder may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Pryor Cashman LLP. Additional legal matters may be passed upon for us, the selling stockholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

Our balance sheets as of March 31, 2021 and 2020, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

•        our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the SEC on June 21, 2021;

•        our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 16, 2021;

•        our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 12, 2021;

•        our Current Reports on Form 8-K, filed with the SEC on April 16, 2021, August 11, 2021, September 30, 2021, November 16, 2021 and December 23, 2021; and

•        the description of our common stock contained in the registration statement on Form 8-A, dated January 22, 2021, File No. 001-39924, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

11601 Wilshire Blvd., Suite 2240
Los Angeles, California 90025
Attn: Joel Krutz, Chief Financial Officer
(800) 674-3612

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

$5,000,000

Common Stock

__________________________

Prospectus Supplement

__________________________

A.G.P.

March 30, 2022